Exhibit 99.1

STEPHAN OBERACHER

Board of Directors

Aden Solutions Inc.

70 Chapman Road

Toronto, Ontario

Canada M9P 1E7

RESIGNATION LETTER

Dear Sirs,

I herewith declare my immediate resignation as President, Secretary, Treasurer, Principal Executive Officer, and Principal Accounting Officer of ADEN SOLUTIONS INC., as well as from my position on the Board of Directors of the Corporation.

Declaration:

I was appointed for all above mentioned positions by Mr. Sergei Stetsenko, who is controlling, according his own words, over 90% of the shares of Aden Solutions.  The reason for my appointment was the intended switch of business by taking over ECOBOND’s IP-rights and market those internationally. I joined all negotiations with ECOBOND and have received step-by-step information on how Aden Solution Inc. as a ,,shell-company” in fact works, how it’s creating market cap and how it’s dealing with it’s shares. I am not sure if this procedure is going in line with US law and all SEC rules. These concerns were also shared by the ECOBOND owner. This is why I am stepping back with immediate effect.

Monaco, 21st of April, 2011

            Sincerely,

            STEPHAN OBERACHER

            Stephan Oberacher

17, Rue Princesesse Caroline   98000 Principauté de Monaco

Mobile: +33. 6 80 86 69 74    so@luxury-marketing.com